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                                                                 EXHIBIT (23.1)


         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of Evans Withycombe Residential, Inc. and Evans Withycombe Residential, L.P. for the registration of various securities described therein and to the incorporation by reference therein of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Evans Withycombe Residential, Inc. and Evans Withycombe Residential Group included in its Annual Report (Form 10-K) for the year ended December 31, 1995, and our reports dated December 17, 1996 with respect to the Statements of Excess of Revenues over Specific Operating Expenses of Parkview Terrace Club Apartments and Redlands Lawn and Tennis Club Apartments for the year ended December 31, 1995, included in the Current Report of Evans Withycombe Residential, Inc. on Form 8-K dated December 24, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP
                                                        ---------------------
                                                            Ernst & Young LLP

Phoenix, Arizona
January 14, 1997